Exhibit 99.1

Earnings Conference Call February 17, 2021 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2020 Results

HOUSTON, TX, February 17, 2021 - NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•	Revenue was $319 million for the fourth quarter of 2020

•	Net loss was $44 million and non-GAAP net loss excluding other costs was $28 million for the fourth quarter of 2020

•	Diluted loss per share was $0.40 and non-GAAP diluted loss per share excluding other costs was $0.25 for the fourth quarter of 2020

•	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2020 was a loss of $29 million, which includes the unfavorable impact of $24 million in non-cash inventory charges

•	Included in our fourth quarter results, not considered other costs, was a pre-tax $24 million non-cash inventory charge, the unfavorable impact approximating $(0.17) per non-GAAP diluted share

•	Cash and cash equivalents was $387 million and long-term debt was zero at December 31, 2020

•	Free cash flow for the fourth quarter of 2020 was $55 million

David Cherechinsky, President and CEO of NOW Inc., added, “I am very pleased about our stronger than expected fourth quarter and thrilled about emerging from the lowest points in the market downturn with a great deal of flexibility in how we shape our company and expand on our success in the future. The women and men of DistributionNOW are the reason for our enviable position today. The faith and confidence I have in our employees, because of their perseverance though all the trials and tribulations of 2020, their continued patience, their innovation, and their constant focus on our customers, reaffirms my confidence that we are absolutely on the right path to ensure maneuverability in the evolving energy space.

A record cash balance of $387 million and zero debt, provide a firm financial footing. Couple that with profound cost transformation, buoyed by favorable oil price trends, the completion of our first acquisition of the year, the promise of vaccines, and a hunger for getting back to life as we once enjoyed it, all give us plenty to be excited about as we enter 2021.”

Prior to the earnings conference call a presentation titled “NOW Inc. Fourth Quarter and Full-Year 2020 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 195 locations and 2,450 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions, except share data)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$387	$183
Receivables, net	198	370
Inventories, net	262	465
Assets held-for-sale	—	34
Prepaid and other current assets	14	15

Total current assets	861	1,067
Property, plant and equipment, net	98	120
Deferred income taxes	1	2
Goodwill	—	245
Intangibles, net	—	90
Other assets	48	67

Total assets	$1,008	$1,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$172	$255
Accrued liabilities	95	127
Liabilities held-for-sale	—	6
Other current liabilities	5	8

Total current liabilities	272	396
Long-term operating lease liabilities	25	34
Deferred income taxes	—	4
Other long-term liabilities	12	13

Total liabilities	309	447
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 109,951,610 and 109,207,678 shares issued and outstanding at December 31, 2020 and 2019, respectively	1	1
Additional paid-in capital	2,051	2,046
Accumulated deficit	(1,208)	(775)
Accumulated other comprehensive loss	(145)	(128)

Total stockholders’ equity	699	1,144

Total liabilities and stockholders’ equity	$1,008	$1,591

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
Revenue	$319	$639	$326	$1,619	$2,951
Operating expenses:
Cost of products	274	514	264	1,327	2,365
Warehousing, selling and administrative	81	134	83	391	541
Impairment charges	1	128	—	321	128

Operating profit (loss)	(37)	(137)	(21)	(420)	(83)
Other expense	(8)	(2)	—	(10)	(10)

Income (loss) before income taxes	(45)	(139)	(21)	(430)	(93)
Income tax provision (benefit)	(1)	—	1	(3)	4

Net income (loss)	$(44)	$(139)	$(22)	$(427)	$(97)

Earnings (loss) per share:
Basic earnings (loss) per common share	$(0.40)	$(1.27)	$(0.20)	$(3.91)	$(0.89)

Diluted earnings (loss) per common share	$(0.40)	$(1.27)	$(0.20)	$(3.91)	$(0.89)

Weighted-average common shares outstanding, basic	110	109	109	109	109

Weighted-average common shares outstanding, diluted	110	109	109	109	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
Revenue:
United States	$224	$468	$228	$1,153	$2,240
Canada	48	76	42	209	319
International	47	95	56	257	392

Total revenue	$319	$639	$326	$1,619	$2,951

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
GAAP net income (loss) (1)	$(44)	$(139)	$(22)	$(427)	$(97)
Interest, net	—	—	—	—	4
Income tax provision (benefit)	(1)	—	1	(3)	4
Depreciation and amortization	5	11	6	28	41
Other costs (2)	11	133	—	345	135

EBITDA excluding other costs	$(29)	$5	$(15)	$(57)	$87

EBITDA % excluding other costs (3)	(9.1%)	0.8%	(4.6%)	(3.5%)	2.9%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION

(UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
GAAP net income (loss) (1)	$(44)	$(139)	$(22)	$(427)	$(97)
Other costs, net of tax (4) (5)	16	133	5	356	123

Net income (loss) excluding other costs (5)	$(28)	$(6)	$(17)	$(71)	$26

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
GAAP diluted earnings (loss) per share (1)	$(0.40)	$(1.27)	$(0.20)	$(3.91)	$(0.89)
Other costs, net of tax (4)	0.15	1.22	0.04	3.26	1.12

Diluted earnings (loss) per share excluding other costs (5)	$(0.25)	$(0.05)	$(0.16)	$(0.65)	$0.23

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Other costs for 2020 included $321 million of impairment charges and $18 million in net separation and transaction-related expenses, which are included in operating loss. Other costs for 2020 also included $6 million in pension expense related to the de-risking of our defined benefit plans which is included in other expense. Other costs for 2019 included $128 million of impairment charges and $7 million in separation expenses and transaction costs, approximately half of which are related to the CEO departure, which are included in operating loss.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax for 2020 included an expense of $17 million from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, $317 million related to the impairment charges of goodwill, intangibles, and other assets, $17 million in net separation and transaction-related expenses and $5 million in pension expense related to the de-risking of our defined benefit plans. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs for 2020.

(5)	Totals may not foot due to rounding.

4